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                                                                    EXHIBIT 10.8


                             CONTRIBUTION AGREEMENT

                                  BY AND AMONG

                              ALLEN & O'HARA, INC.
                            A TENNESSEE CORPORATION,

                                 PAUL O. BOWER,

                                CLYDE C. PORTER,

                                 ROBERT D. BIRD,

                                THOMAS J. HICKEY,

                                 BARBARA S. HAYS

                                       AND

                           HAYS ENTERPRISES III, LTD.
                        A TENNESSEE LIMITED PARTNERSHIP,

                        COLLECTIVELY AS THE CONTRIBUTORS,

                                       AND

                  UNIVERSITY TOWERS OPERATING PARTNERSHIP, LP,
                         A DELAWARE LIMITED PARTNERSHIP,

                                 AS THE ACQUIRER




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                        CONTRIBUTION AGREEMENT

         THIS CONTRIBUTION AGREEMENT (this "Agreement") is made as of the 24th day of September, 2004 by and among ALLEN & O'HARA, INC., a Tennessee corporation ("A&O"), PAUL O. BOWER ("Bower"), CLYDE C. PORTER ("Porter"), ROBERT
D. BIRD ("Bird"), THOMAS J. HICKEY ("Hickey"), BARBARA S. HAYS ("B. Hays") and HAYS ENTERPRISES III, LTD., a Tennessee limited partnership ("Hays III," together with A&O, Bower, Porter, Bird, Hickey and Hays are sometimes hereinafter referred to individually as a "Contributor" and collectively referred to as the "Contributors;" with A&O, Bower and Hickey sometimes hereinafter referred to individually as an "A&O Contributor" and collectively as the "A&O Contributors;" and Porter, Bird, B. Hays and Hays III sometimes hereinafter referred to individually as an "Unaffiliated Contributor" and collectively as the "Unaffiliated Contributors"); and UNIVERSITY TOWERS OPERATING PARTNERSHIP, LP, a Delaware limited partnership (the "Acquirer").

                                    RECITALS

         A. AOD/Raleigh Residence Hall, LLC, a Tennessee limited liability company (the "Company"), is a 50% owner of University Towers Raleigh, LLC, a North Carolina limited liability company (the "Entity"). The Entity owns the property known as University Towers located in Raleigh, North Carolina (the "Property").

         B. The Contributors own all of the outstanding membership interests in the Company (the "Company Interests"). Acquirer desires to acquire, and the Contributors desire to sell, all of the Company Interests.


         C. The members of University Towers Building, LLC, a North Carolina limited liability company and owner the remaining 50% of the Entity ("University Towers Building"), has or will enter into a Contribution Agreement (the "Second Contribution Agreement") with the Acquirer to contribute all of their interests in University Towers Building to the Acquirer.

                                    AGREEMENT

         NOW, THEREFORE, for and in consideration of the mutual covenants herein contained, the parties hereto agree as follows:

                                    ARTICLE I

                                THE CONTRIBUTION

         1.1 Contribution of Company Interests. The Contributors agree to contribute and transfer the Company Interests to the Acquirer (such contribution and transfer being the "Contribution"), and the Acquirer agrees to accept transfer of the Company Interests pursuant to the terms and conditions set forth in this Agreement. Although the Property is encumbered by a deed of trust securing a loan (the "Property Loan") from Nationsbanc Mortgage Capital Corporation or its assignee (the "Property Lender") to the Entity, as described in Section 1.1 of the Disclosure Schedule attached hereto as Exhibit A (the "Disclosure Schedule"), the Company Interests shall be transferred to the Acquirer free and clear of any claim, lien, charge, security

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interest, mortgage, deed of trust, encumbrance, purchase right or other right of any nature whatsoever of any third party ("Liens").

         1.2 Consideration. The consideration (the "Consideration") for which the Contributors agree to contribute and assign the Company Interests to the Acquirer, and which the Acquirer agrees to pay or deliver to the Contributors (or the Contributors' designee for such payment and delivery), subject to the terms of this Agreement, shall be the issuance to the Contributors or its designees of a total number of units of limited partnership interest in the Acquirer ("Units") equal to 50% of the positive difference between $37,500,000 and the outstanding balance of the Property Loan on the Closing Date (as hereinafter defined) (50% of such difference being the "Closing Value") and shall be comprised of (a) cash in the amount of the product of the Closing Value multiplied by 0.49485 and (b) the balance in units of limited partnership interest in the Acquirer ("Units") having a per Unit value equal to the per share price at which the common stock (the "Common Stock") of Education Realty Trust, Inc., a Maryland corporation (the "REIT"), are offered to the public in the underwritten initial public offering of the Common Stock (the "Public Offering") before any discounts or fees paid to underwriters. All of the Consideration that is payable to each Unaffiliated Contributor other than Bird will be paid in cash. All of the Consideration that is payable to Bird and each A&O Contributor will be paid in Units except for cash which will be paid in lieu of fractional Units. The Contributors hereby direct the Acquirer to pay, issue and distribute (as applicable) the Consideration on the Closing Date to the Contributors (or their designees) pro rata in accordance with their ownership interests in the Company, as set forth on Schedule I hereto. No fractional Units will be issued as Consideration hereunder, but in lieu of issuing fractional Units, the value thereof shall be paid in cash. Each Contributor receiving Units acknowledges that any certificates evidencing the Units will bear appropriate legends indicating (i) that the Units have not been registered under the Securities Act of 1933, as amended ("Securities Act"), and (ii) that the Acquirer's Agreement of Limited Partnership (the "Acquirer's Partnership Agreement") will restrict the transfer of the Units. Upon receipt of the Units, any Contributor or its designee (provided the designee is an accredited investor) that receives Units shall become a limited partner of the Acquirer and shall execute the Acquirer's Partnership Agreement. Except as otherwise expressly set forth in this Agreement, each Contributor acknowledges and agrees that once the Closing (as hereinafter defined) occurs, such Contributor shall no longer be a member of the Company, shall no longer be entitled to receive any distributions from the Company, and shall have no further right, title or interest in the Company.

         1.3 Redemption Rights for Units. Each Unit shall be redeemable at the option of the holder, in accordance with, but subject to the restrictions contained in, the Acquirer's Partnership Agreement; provided, however, that such redemption option may not be exercised prior to the first anniversary of the Closing Date.

         1.4 Tax Consequences to Contributor. Notwithstanding anything to the contrary contained in this Agreement, including without limitation the use of words and phrases such as "sell," "sale," "purchase," and "pay," the parties agree that it is their intent that to the extent that consideration for the transfer of the Entity Interest takes the form of the issuance of Units the transactions contemplated hereby shall be treated for federal income tax purposes, pursuant to Section 721 of the Internal Revenue Code of 1986, as amended (the "Code"), as the contribution of the Company Interests by the Contributors to the Acquirer, in exchange for the Units.


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                                   ARTICLE II

                         REPRESENTATIONS AND WARRANTIES

         2.1 Representations by Acquirer. The Acquirer hereby represents and warrants to each Contributor that:

             (a) Organization and Power. The Acquirer is duly organized, validly existing, and in good standing under the laws of the State of Delaware, and has full right, power, and authority to enter into this Agreement and to perform all of its obligations under this Agreement. The execution and delivery of this Agreement and the performance by the Acquirer of its obligations hereunder have been duly authorized by all requisite action of the Acquirer and require no further action or approval of the Acquirer's partners or of any other individuals or entities in order to constitute this Agreement as a binding and enforceable obligation of the Acquirer.

             (b) Noncontravention. Neither the entry into nor the performance of, or compliance with, this Agreement by the Acquirer has resulted, or will result, in any violation of, or default under, or result in the acceleration of, any obligation under any existing certificate of limited partnership, partnership agreement, mortgage, indenture, lien agreement, note, contract, permit, judgment, decree, order, restrictive covenant, statute, rule, or regulation applicable to the Acquirer.

             (c) Litigation. There is no action, suit, or proceeding, pending or known to be threatened, against or affecting the Acquirer in any court or before any arbitrator or before any federal, state, municipal, or other governmental department, commission, board, bureau, agency or instrumentality which (i) in any manner raises any question affecting the validity or enforceability of this Agreement or any other agreement or instrument to which the Acquirer is a party or by which it is bound and that is to be used in connection with or is contemplated by, this Agreement, (ii) could have material and adverse effect on the business, financial position, or results of operations (a "Material Adverse Effect") of the Acquirer, (iii) could materially and adversely affect the ability of the Acquirer to perform its obligations hereunder, or under any document to be delivered pursuant hereto.

             (d) Units Validly Issued. The Units, when issued, will have been duly and validly authorized and issued, free of any preemptive or similar rights, and will be fully paid and nonassessable, without any obligation to restore capital except as required by the Delaware Revised Uniform Limited Partnership Act (the "Limited Partnership Act"). Each Contributor (or its designee) shall be admitted as a limited partner of the Acquirer as of the Closing Date and shall be entitled to all of the rights and protections of a limited partner under the Limited Partnership Act and the provisions of the Acquirer's Partnership Agreement, with the same rights, preferences, and privileges as all other limited partners on a pari passu basis. The Common Stock for which the Units may be redeemed have been validly authorized and will be duly and validly issued, fully paid and nonassessable, free of preemptive or similar rights.

             (e) Consents. Each consent, approval, authorization, order, license, certificate, permit, registration, designation, or filing by or with any governmental agency or

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body necessary for the execution, delivery, and performance of this Agreement or the transactions contemplated hereby by the Acquirer has been obtained or will be obtained on or before the Closing Date.

         2.2 Representations by the A&O Contributors. Each A&O Contributor hereby jointly and severally represents and warrants the following to the Acquirer as of the date hereof and as of the Closing Date (it being acknowledged that all references to "Contributor" in this Section 2.2 shall be deemed to refer only to the A & O Contributors): to the Acquirer:


             (a) Organization and Power. Each Contributor that is a legal entity is duly formed, validly existing, and in good standing under the laws of the jurisdiction of its formation. Each Contributor has full right, power, and authority to enter into this Agreement and to assume and perform all of its obligations under this Agreement. The execution and delivery of this Agreement and the performance by each Contributor of its obligations hereunder have been duly authorized by all requisite action of the Contributor and require no further action or approval of the Contributor's members, managers, officers, directors or shareholders or of any other individuals or entities in order to constitute this Agreement as a binding and enforceable obligation of the Contributor. Each of the Company and the Entity (i) is duly formed, validly existing and in good standing under the laws of the jurisdiction of its formation, (ii) has the requisite power and authority to carry on its business as it is presently conducted and (iii) to the extent required applicable law, is qualified to do business in each jurisdiction in which the nature of its business or the character of its property makes such qualification necessary, except where failure to be so qualified would not have a Material Adverse Effect with respect to such entity. The general partner, managing member or administrative member of each of the Company and of the Entity has provided to the Acquirer true and correct copies of such entity's operating agreement and other organizational documents, with all amendments as in effect on the date of this Agreement (collectively, the "Organizational Documents"). Section 2.2(a) of the Disclosure Schedule lists, with respect to the Company and the Entity, its jurisdiction of formation and each of its partners, members or other equity owners as of the date hereof.

             (b) Noncontravention. Neither the entry into nor the performance of, or compliance with, this Agreement by any of the Contributors has resulted, or will result, in any violation of, or default under, or result in the acceleration of, any obligation under any of the Organizational Documents, regulations, mortgage indenture, lien agreement, note, contract, permit, judgment, decree, order, restrictive covenant, statute, rule, or regulation applicable to any Contributor, the Company, the Entity, the Company Interests or the Property.

             (c) Litigation. There is no action, suit, or proceeding, pending or known to be threatened, against or affecting any Contributor, the Company, the Entity or the Property in any court or before any arbitrator or before any federal, state, municipal, or other governmental department, commission, board, bureau, agency or instrumentality which (i) in any manner raises any question affecting the validity or enforceability of this Agreement, (ii) could have a Material Adverse Effect with respect to any Contributor, the Company, the Entity or the Property, (iii) could materially and adversely affect the ability of any Contributor to perform its obligations hereunder or under any document to be delivered pursuant hereto, or (iv) could create a Lien on the Company Interests, the Company, the Entity, the Property, any part thereof, or any interest therein.

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             (d) Solvency. Each Contributor, the Company and the Entity has been and will be solvent at all times prior to and immediately following the transfer of the Company Interests to the Acquirer. There are no attachments, executions, assignments for the benefit of creditors, or voluntary or involuntary proceedings in bankruptcy or under other debtor relief laws contemplated by, pending, or to the Contributors' knowledge, threatened against the Contributors, the Company, the Entity or the Property.

             (e) Ownership of Company Interests and the Entity. The Company Interests listed on Section 2.2(e) of the Disclosure Schedule constitute all of the issued and outstanding equity interests in the Company, and all such interests are owned by the Contributors. Each Contributor is the sole owner of its Company Interests, beneficially and of record, free and clear of any Liens of any nature and has full power and authority to convey the Company Interests, free and clear of any Liens. Upon delivery of consideration for such Company Interests, the Acquirer will acquire good and valid title thereto, free and clear of any Liens except Liens created in favor of the Acquirer by the transactions contemplated hereby. The Company owns 50% of the issued and outstanding equity interests in the Entity, beneficially and of record, free and clear of any Liens of any nature. Except for those to be acquired by the Acquirer in connection with this Agreement, the Second Contribution Agreement and those provided in the Operating Agreement of the Entity delivered by the Company to the Acquirer, there are no rights to purchase, subscriptions, warrants, options, conversion rights, preemptive rights, agreements, instruments or similar understandings of any kind outstanding (i) relating to any interest in the Company or the Entity or the Property, or (ii) to purchase, transfer or to otherwise acquire, or to in any way encumber, any of the Company Interests, the Property, any interest in the Company or the Entity, or any securities of any kind convertible into any of the foregoing, or any equity interest or profit participation of any kind in the Company or the Entity (other than in connection with the existing management agreements for the Property provided to Acquirer). None of the Contributors has any commitment or legal obligation, absolute or contingent, to any other individual, corporation, limited liability company, partnership, trust or other entity ("Person") other than the Acquirer to sell, sign, transfer or effect a sale of any right, title or interest in or to the Company, any of the Company Interests, the Property or the Entity.

             (f) No Consents. Except as shall have been obtained on or before the Closing Date, and, for informational purposes, as set forth in Section 2.2(f) of the Disclosure Schedule, no consent, approval, authorization, order, license, certificate, permit, registration, designation, or filing by or with any third party governmental agency or body is necessary for the execution, delivery, and performance of this Agreement or the transactions contemplated hereby by any Contributor.

             (g) Securities Law Matters.

                 (i) Each Contributor is knowledgeable, sophisticated and experienced in business and financial matters; each Contributor has previously invested in securities similar to the Units and fully understands the limitations on transfer imposed by the federal securities laws and as described in this Agreement. Each Contributor is able to bear the economic risk of holding the Units for an indefinite period and is able to afford the complete loss of his, her or its investment in the Units; each Contributor has received and reviewed all information and documents about or pertaining to the REIT, the Acquirer, the business and prospects of the REIT


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and the Acquirer and the issuance of the Units as each Contributor deems necessary or desirable, and has been given the opportunity to obtain any additional information or documents and to ask questions and receive answers about such information and documents, the REIT, the Acquirer, the business and prospects of the REIT and the Acquirer and the Units which such Contributor deems necessary or desirable to evaluate the merits and risks related to its investment in the Units and to conduct its own independent valuation of the Units; and each Contributor understands and has taken cognizance of all risk factors related to the purchase of the Units. Each Contributor is a sophisticated real estate investor. In acquiring the Units and engaging in this transaction, no Contributor is relying upon any representations made to it by the Acquirer, or any of the officers, employees, or agents of the Acquirer not contained herein. Each Contributor is relying upon its own independent analysis and assessment (including with respect to taxes), and the advice of such Contributor's advisors (including tax advisors), and not upon that of the Acquirer or any of the Acquirer's advisors or affiliates, for purposes of evaluating, entering into, and consummating the transactions contemplated by this Agreement. Each Contributor represents and warrants that it has reviewed and approved the form of the Limited Partnership Agreement of Education Realty Operating Partnership, LP and acknowledges that the Acquirer's Partnership Agreement will be in substantially the form of such agreement with such changes to effect the transactions contemplated by this Agreement and the Second Contribution Agreement.

                 (ii) Each Contributor understands that neither the Units nor the Common Stock issuable upon redemption of the Units have been registered under the Securities Act or any state securities acts and are instead being offered and sold in reliance on an exemption from such registration requirements. The Units issuable to each Contributor (or its designee) are being acquired solely for its own account, for investment, and are not being acquired with a view to, or for resale in connection with, any distribution, subdivision, or fractionalization thereof, in violation of such laws, and the Contributor has no present intention to enter into any contract, undertaking, agreement, or arrangement with respect to any such resale; provided, however, that, at or following Closing, the Contributor may distribute the Units to those of its members or successors that (1) have represented and warranted to the Acquirer in writing that, as of the time of such distribution, such member is an accredited investor as that term is defined in Rule 501 of Regulation D under the Securities Act, and (2) have executed the Acquirer's Partnership Agreement as limited partners. Each Contributor understands that any certificates evidencing the Units will contain appropriate legends reflecting the requirement that the Units not be resold without registration under such laws or the availability of an exemption from such registration and that the Acquirer's Partnership Agreement will restrict transfer of the Units.

                  (iii) Each Contributor is an "accredited investor" as that term is defined in Rule 501 of Regulation D under the Securities Act of 1933, as amended. Each Contributor has previously provided the Acquirer with a duly executed Accredited Investor Questionnaire. No event or circumstance has occurred since delivery of such Questionnaire to make the statements contained therein false or misleading.

             (h) No Brokers. None of the Contributors has engaged the services of any real estate agent, broker, finder or any other person or entity for any brokerage or finder's fee, commission or other amount with respect to the transactions described herein on account of any action by any Contributor. The Contributors hereby agree to indemnify and hold the Acquirer and its employees, directors, members, partners, affiliates and agents harmless against any

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claims, liabilities, damages or expenses arising out of a breach of the foregoing. This indemnification shall survive Closing or any termination of this Agreement.

             (i) Title to the Property. The Entity owns good and marketable fee simple title of record to the Property identified in the recitals hereto and further described on Section 2.2(i) of the Disclosure Schedule that is not transferred to University Towers Building pursuant to the Second Contribution Agreement prior to the Closing, free and clear of any Liens other than the deed of trust securing the Property Loan, the lien for current year real estate taxes and assessments not yet due or payable, and such recorded utility easements serving the Property which do not materially and adversely affect the marketability of title to the Property or the use of the Property.

             (j) No Agreements to Sell. Except as contemplated in the Second Contribution Agreement, neither the Company nor the Entity has made any agreement with, and will not enter into any agreement with, and has no obligation (absolute or contingent) to, any other person or firm to sell, transfer or in any way encumber the Property or to not sell the Property, or to enter into any agreement with respect to a sale, transfer or encumbrance of or put or call right with respect to the Property.

             (k) Leases. The Entity holds the lessor's interest under all leases, licenses, tenancies, possession agreements and occupancy agreements with the tenants of the Property (the "Leases"). A true and complete copy of all Leases have been made available to the Acquirer; to the Contributors' knowledge, such Leases are in full force and effect, except as indicated otherwise in
Section 2.2(k) the Disclosure Schedule, the Entity, as lessor under such Leases, has not received any notice that it is in default of any of its obligations under such Leases beyond any applicable grace period which has not been cured; to the Contributors' knowledge, except as set forth in Section 2.2(k) of the Disclosure Schedule, no tenant is in default under any Lease except to the extent such default would not have a Material Adverse Effect with respect to the Entity; rent is being billed to the tenants in accordance with the Leases; no tenant is entitled to "free" rent, rent concessions, rebates, rent abatements, set-offs, or offsets against rent and no tenant under any such Lease claims a right to any of the foregoing, except as set forth in Section 2.2(k) of the Disclosure Schedule; the Entity has received no written notice that any tenant under any such Lease contests any rent or other charges billed to it, except as set forth in Section 2.2(k) of the Disclosure Schedule; no assignment of the Entity's rights under any Lease is in effect on the date hereof other than collateral assignments to secure mortgage indebtedness; and, except as set forth in Section 2.2(k) of the Disclosure Schedule with respect to any Leases entered into by the Entity, no brokerage commissions will be due upon the failure of any tenant under any such Lease to exercise any cancellation right granted in its Lease or upon any extension or renewal of such Leases. To the Contributors' knowledge, all material obligations of the lessor under the Leases that have accrued to the date hereof have been performed or satisfied.

             (l) Liabilities; Indebtedness. Except for the Property Loan, neither the Company nor the Entity has any indebtedness or any liabilities whatsoever, contingent, accrued or otherwise, except in each instance for trade payables and obligations for other customary and ordinary expenses incurred in the ordinary course of business that are not more than 30-days delinquent and that have been disclosed to the Acquirer.

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             (m) Insurance. The Entity currently has in place public liability, casualty and other insurance coverage with reputable insurance companies with respect to the Property in customary amounts for projects similar to the Property in the market in which the Property is located, and in all cases in compliance with the existing financing arrangements. To the Contributors' knowledge, each of such policies is in full force and effect, and all premiums due and payable thereunder have been fully paid when due. No written notice of cancellation, default or non-renewal has been received or to the Contributors' knowledge threatened with respect thereto.

             (n) Personal Property. The Entity owns all of the tangible personal property constituting "Fixtures and Personal Property" (as defined below) which is used in and, individually or in the aggregate with other such property, is material to the operation of the Property. "Fixtures and Personal Property" shall mean all fixtures, furniture, furnishings, apparatus and fittings, equipment, machinery, appliances, building supplies, tools, and other items of personal property located on the Property and used in connection with the operation or maintenance of the Property; excluding, however, all furniture, furnishings, and other items of personal property owned by tenants. To the Contributors' knowledge, except as set forth in Section 2.2(n) of the Disclosure Schedule, such Fixtures and Personal Property are free and clear of all Liens. All equipment, fixtures and personal property located at or on the Property shall remain and not be removed prior to the Closing, except for equipment that becomes obsolete or unusable, which may be replaced in the ordinary course of business.

             (o) Employees and Contracts. Except as set forth in Section 2.2(o) of the Disclosure Schedule, (i) there are no contracts with employees of the Company or the Entity as of the date hereof, nor (ii) service or maintenance contracts affecting the Property, in each case which are not cancelable upon thirty (30) days notice or less or which are for a contract amount greater than $100,000 per annum. True and correct copies of all service, equipment, franchise, operating, management, parking, supply, utility and maintenance agreements relating to the Property (the "Service Contracts") have been made available to the Acquirer and the same are in full force and effect and have not been modified or amended except in the ordinary course of the Entity's business. To the Contributors' knowledge, no event of default exists (which remains uncured) under any of the Service Contracts which would have a Material Adverse Effect with respect to the Entity. To the Contributors' knowledge, there are no union contracts or similar agreements between the Company or the Entity and its employees. Except as set forth in Section 2.2(o) of the Disclosure Schedule, no employee is entitled to receive annual compensation (including bonus) from the Company or the Entity in excess of $100,000.

             (p) Loans. To the Contributors' knowledge, the Property Loan and the documents entered into in connection therewith (collectively, the "Loan Documents") are in full force and effect as of the date hereof. To the Contributors' knowledge, no event of default or event that with the passage of time or giving of notice or both would constitute an event of default has occurred as of the date hereof under any of the Loan Documents which would have a Material Adverse Effect. True and correct copies of the existing Loan Documents have been made available to the Acquirer.

             (q) Taxes. To the Contributors' knowledge, the transactions contemplated hereby will not result in any income tax liability to the Entity, the Company or the Acquirer, and

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no tax lien or other charge exists or will exist upon consummation of the transactions contemplated hereby with respect to the Company, the Entity or the Property, except such tax liens for which the tax is not due and which has been properly reserved for payment by the Entity or tax liens or other charges which individually or in the aggregate would not have a Material Adverse Effect with respect to the Entity or the Company. The copies of the real property tax bills for the Property for the current tax year which have been furnished or made available to the Acquirer are true and correct copies of all of the tax bills for such tax year actually received by the Entity or the Entity's agents for the Property. For federal income tax purposes, the Entity is, and at all times during its existence has been, a partnership or limited liability company taxable as a partnership (rather than an association or a publicly traded partnership taxable as a corporation). The Entity has timely and properly filed all tax returns required to be filed by it and has timely paid all taxes required to be paid by it. The Entity has not requested any extension of time or agreed to any extension of the applicable statue of limitations within which to file any pending tax returns. None of the tax returns filed by the Entity is the subject of a pending or ongoing audit, and no federal, state, local or foreign taxing authority has asserted any tax deficiency or other assessment against the Property or the Entity.

             (r) Zoning. None of the Contributors, the Company or the Entity has received any written notice (which remains uncured) from any governmental authority stating that the Property is currently violating any zoning, land use or other similar rules or ordinances in any material respect that would reasonably be expected to have a Material Adverse Effect with respect to the Company or the Entity.

             (s) Property Management Agreements. All of the property management agreements for the Property are listed in Section 2.2(s) of the Disclosure Schedule and are in full force and effect and neither the Entity or, to the knowledge of the Contributors, any other party to such management agreements is in default thereunder.

             (t) No Agreements. Except as set forth in the Organizational Documents or Section 2.2(t) of the Disclosure Schedule or as contemplated by the Second Contribution Agreement, the Property is not subject to any outstanding agreement of sale or ground lease, option to purchase or other right of any third party to acquire any interest therein (other than under the Leases).

             (u) Environmental Conditions. None of the Contributors, the Entity or the Company has received any written notice of the presence or release of any substance that is regulated under any Environmental Laws as a pollutant, contaminant or toxic, radioactive or otherwise hazardous substance, including petroleum, its derivatives or by-products and other hydrocarbons (collectively and individually, "Hazardous Substances") that would cause the Property, the Entity or the Company to be in violation of any applicable Environmental Laws and that remains uncured, nor has any Contributor, the Entity or the Company received written notice that the Property is not in compliance with applicable Environmental Laws. There are no Hazardous Substances located at, on or under the Property and no Hazardous Substances have leaked, escaped or been discharged, emitted or otherwise released from the Property onto any adjoining properties. For the purposes of this Section, "Environmental Laws" means any and all federal, state and local statutes, laws, regulations and rules in effect on the date hereof relating to

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the protection of the environment or to the use, transportation and disposal of
Hazardous Substances.

             (v) Compliance With Laws. The Company and the Entity possess and/or on or prior to Closing will possess such certificates, authorities or permits issued by the appropriate state or federal agencies or bodies necessary to conduct the business to be conducted by it, and neither the Company nor the Entity has received any written notice of proceedings that have been or may be commenced relating to the revocation or modification or any such certificate, authority or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling, or finding, would have a Material Adverse Effect with respect to the Company or the Entity. Neither the Company nor the Entity has received any written or other notice of any violation of any applicable zoning, building or safety code, rule, regulation or ordinance, or of any employment, environmental, wetlands or other regulatory law, order, regulation or other requirement, including without limitation the Americans with Disabilities Act, or any restrictive covenants or other easements, encumbrances or agreements, relating to the Property, which remains uncured and would have a Material Adverse Effect with respect to the Company or the Entity.

             (w) Condemnation and Moratoria. There are (i) no pending or threatened condemnation or eminent domain proceedings, or negotiations for purchase in lieu of condemnation, which affect or would affect the Property;
(ii) no pending or threatened moratoria on utility or public water or sewer hook-ups or the issuance of permits, licenses or other inspections or approvals necessary in connection with the construction or reconstruction of improvements which affect or would affect any portion of the Property; and (iii) no pending or threatened proceeding to change adversely the existing zoning classification as to any portion of the Property. No portion of the Property is a designated historic property or located within a designated historic area or district, and there are no graveyards or burial grounds located within the Property. The Contributors have no actual knowledge of any change or proposed change in the route, grade or width of or otherwise affecting, any street or road adjacent to or serving the Property which could reasonably be expected to have a Material Adverse Effect with respect to the Entity.

             (x) Condition of Improvements. There is no material defect in the condition of the Property, including the improvements thereon, the roof, foundation, load-bearing walls or other structural elements thereof, and the mechanical, electrical, plumbing and safety systems therein. No material damage to the Property has occurred from casualty or other cause, nor is there any soil condition of any nature that will not support all of the improvements thereon without the need for unusual or new subsurface excavations, fill, footings, caissons or other installations. All utilities necessary for the current operation of the Property are available to the Property.

             (y) Patriot Act Representations. No Contributor, or to the knowledge of any Contributors, any direct or indirect owner of a Contributor,
(i) are included on any Government List, (ii) are Persons who have been determined by competent authority to be subject to the prohibitions contained in the Presidential Executive Order No. 13224 or any other similar prohibitions contained in the rules and regulations of the OFAC or in any enabling legislation or other Presidential Executive Orders in respect thereof, (iii) have been indicted or convicted of any Patriot Act Offenses, or (iv) are currently under investigation by any governmental authority for alleged criminal activity. For purposes of this Agreement, (i) "Government List" means (A) the Specially Designated Nationals and Blocked Persons List maintained by OFAC, (B) any other list of terrorists, terrorist organizations or narcotics traffickers maintained pursuant to any of the Rules and Regulations of OFAC, or (C) any similar list maintained by the United States Department of State, the United States Department of Commerce or any other governmental authority or pursuant to any Executive Order of the President of the United States of America; (ii) "OFAC" means the Office of Foreign Asset Control, U.S. Department of the Treasury, (iii) "Patriot Act" means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT ACT) Act of 2001, as the same may be amended from time to time, and corresponding provisions of future laws, and (iv) "Patriot Act Offense" means any violation of the criminal laws of the United States of America or of any of the several states, or that would be a criminal violation if committed within the jurisdiction of the United States of America or any of the several states, relating to terrorism or the laundering of monetary instruments, including any offense under (A) the criminal laws against terrorism, (B) the criminal laws against money laundering, (C) the Bank Secrecy Act, as amended, (D) the Money Laundering Control Act of 1986, as amended, or (E) the Patriot Act and also includes the crimes of conspiracy to commit, or aiding and abetting another to commit any of the foregoing.


         2.3 Representations by Unaffiliated Contributors. Each Unaffiliated Contributor represents and warrants, as to itself and not as to any other Contributor, the following to the Acquirer as of the date hereof and as of the Closing Date (it being acknowledged that all references to "Contributor" in this Section 2.3 shall be deemed to refer only to the Unaffiliated Contributor making such representation or warranty):

             (a) Power. If such Contributor is an entity, it is duly formed, validly existing, and in good standing under the laws of the jurisdiction of its formation. It has full right, power, and authority to enter into this Agreement and to assume and perform all of its obligations under this Agreement. If such Contributor is and entity, the execution and delivery of this Agreement and the performance by it of its obligations hereunder have been duly authorized by all requisite action of such Contributor and require no further action or approval of such Contributor's members, managers, officers, directors or shareholders or of any other individuals or entities in order to constitute this Agreement as a binding and enforceable obligation of such Contributor.

             (b) Noncontravention. Neither the entry into nor the performance of, or compliance with, this Agreement by such Contributor has resulted, or will result, in any violation of, or default under, or result in the acceleration of, any obligation under any of the organizational documents, regulations, mortgage indenture, lien agreement, note, contract, permit, judgment, decree, order, restrictive covenant, statute, rule, or regulation applicable to such Contributor.

             (c) Litigation. There is no action, suit, or proceeding, pending or known to be threatened against or affecting such Contributor in any court or before any arbitrator or before any federal, state, municipal, or other governmental department, commission, board, bureau, agency or instrumentality which (i) in any manner asserts claims challenging the validity or enforceability of this Agreement, (ii) could have a Material Adverse Effect with respect to such Contributor; (iii) could have a Material Adverse Effect on such Contributor's ability to perform its obligations hereunder or under any document to be delivered pursuant hereto, or (iv) could create a Lien on such Contributor's Company Interests.

             (d) Solvency. Such Contributor has been and will be solvent at all times prior to and immediately following the transfer of the Company Interests to the Acquirer. There are no attachments, executions, assignments for the benefit of creditors, or voluntary or involuntary proceedings in bankruptcy or under other debtor relief laws contemplated by, pending, or, to such Contributor's knowledge, threatened against such Contributor.

                  (e) Ownership of Company Interests. Such Contributor's Company Interests listed on Section 2.2(e) of the Disclosure Schedule constitute all of the issued and outstanding equity interests of said Contributor in the Company, and all such interests are owned by said Contributors. Such Contributor is the sole owner of its Company Interests, beneficially and of record, free and clear of any Liens of any nature and has full power and authority to convey its Company Interests, free and clear of any Liens. Upon delivery of consideration for such Company Interests, such Contributor will transfer to Acquirer good and valid title thereto, free and clear of any Liens except Liens created in favor of the Acquirer by the transactions contemplated hereby. Such Contributor does not have any commitment or legal obligation, absolute or contingent, to any Person other than the Acquirer to sell, sign, transfer or effect a sale of any right, title or interest in or to its Company Interests.

             (f) No Consents. Except as shall have been obtained on or before the Closing Date, no consent, approval, authorization, order, license, certificate, permit, registration, designation, or filing by or with any third party governmental agency or body is necessary for the execution, delivery, and performance of this Agreement or the transactions contemplated hereby by such Contributor.

             (g) No Brokers. Such Contributor has not engaged the services of any real estate agent, broker, finder or any other person or entity for any brokerage or finder's fee, commission or other amount with respect to the transactions described herein on account of any action by such Contributor. Such Contributor hereby agrees to indemnify and hold the Acquirer and its employees, directors, members, partners, affiliates and agents harmless against any claims, liabilities, damages or expenses arising out of a breach of the foregoing. This indemnification shall survive Closing or any termination of this Agreement.

             (h) Patriot Act Representations. Neither such Contributor, nor to the knowledge of such Contributor, any direct or indirect owner of such Contributor, (i) are included on any Government List, (ii) are Persons who have been determined by competent authority to be subject to the prohibitions contained in the Presidential Executive Order No. 13224 or any other similar prohibitions contained in the rules and regulations of the OFAC or in any enabling legislation or other Presidential Executive Orders in respect thereof,
(iii) have been indicted or convicted of any Patriot Act Offenses, or (iv) are currently under investigation by any governmental authority for alleged criminal activity.

             (i) Securities Law Matters. If such Contributor is receiving Units, the representations contained in Section 2.2(g) as to itself only.

                                   ARTICLE III

                            COVENANTS AND INDEMNITIES

         3.1      Covenants Pending Closing.

             (a) From the date hereof until the Closing, each Contributor agrees that with respect to itself and not to any other Contributor, it shall not:

                 (i) Sell, transfer (or agree to sell or transfer) or otherwise dispose of, or cause the sale, transfer or disposition of (or agree to do any of the foregoing) all or any portion of its Company Interests; or

                 (ii) Mortgage, pledge or encumber (or permit to become encumbered) all or any portion of its Company Interests.

             (b) From the date hereof through the Closing, each Contributor shall, to the extent within his or its control, cause the Company and the Entity to conduct its business in the ordinary course of business, consistent with past practice, and shall, to the extent within his or its control, not permit the Company or the Entity, without the prior written consent of Acquirer, to:

                 (i) Enter into any material transaction not in the ordinary course of business of such entity:

                 (ii) Except as contemplated by the Second Contribution Agreement, sell, transfer or dispose of, or cause the sale, transfer or disposition of (or agree to do any of the foregoing) any assets of such entity, except in the ordinary course of business consistent with past practice;

                 (iii) Mortgage, pledge or encumber (or permit to become encumbered) any assets of such entity, except (A) liens for taxes not due, (B) purchase money security interests in the ordinary course of such entity's business, and (C) mechanics' liens being disputed by such entity in good faith and by appropriate proceeding in the ordinary course of such entity's business (provided such mechanics liens are released prior to or on the Closing Date at no cost to the Acquirer);

                 (iv) Amend, modify or terminate any Lease, contract or other instruments relating to the Property to which such entity is a party, except in the ordinary course of the entity's business consistent with past practice;

                 (v) Cause or permit the Entity to change the existing use of the Property;

                 (vi) Cause or permit any entity to enter into any new Lease or terminate any existing Lease except in the ordinary course of the entity's business consistent with past practice;

                  (vii) Cause or take any action that would render any of the representations or warranties regarding the Property as set forth herein untrue in any material respect;

                  (viii) Terminate or amend any existing insurance policies affecting the Property that results in a material reduction in insurance coverage for the Property;

                  (ix) Knowingly cause or permit the entity to violate or fail to use commercially reasonable efforts to cure any violation of any applicable laws;

                  (x) Materially alter the manner of keeping such entity's books, accounts or records or the accounting methods therein reflected; or

                  (xi) Make any distribution to its members except in the ordinary course of business of such entity, or as is contemplated by the Second Contribution Agreement.

             (c) From the date hereof until the Closing Date, the Contributors will afford to the officers and authorized representatives of the Acquirer access to all of the Company's and the Entity's books and records and will furnish the Acquirer with such additional financial and operating data and other information as to the business and properties of the Company and the Entity as the Acquirer may from time to time reasonably request.

             (d) Notwithstanding anything to the contrary contained herein, any failure by an Contributor to comply with or fulfill the covenants contained in this Section 3.1 shall not constitute an indemnifiable claim under Section 3.4 of this Agreement, but shall constitute an unfulfilled condition precedent pursuant to Section 5.1, provided such failure is identified to or otherwise becomes known to the Acquirer prior to Closing.

         3.2 Tax Covenants.

             (a) From the date hereof and subsequent to the Closing, each Contributor and the Acquirer shall provide each other with such cooperation and information relating to the Company as the parties reasonably may request in (i) filing any tax return, amended tax return or claim for tax refund, (ii) determining any liability for taxes or a right to a tax refund, or (iii) conducting or defending any proceeding in respect of taxes. The Acquirer shall promptly notify the Contributors in writing upon receipt by the Acquirer or any of its affiliates of notice of (i) any pending or threatened tax audits or assessments with respect to the Company and (ii) any pending or threatened federal, state, local or foreign tax audits or assessments of the Acquirer or any of its affiliates, in each case which may affect the liabilities for taxes of any Contributor with respect to any tax period ending on or before the Closing Date. Each Contributor shall promptly notify the Acquirer in writing upon receipt by such Contributor of notice of any pending or threatened federal, state, local or foreign tax audits or assessments relating to the income, properties or operations of the Company. Each of the Acquirer and each Contributor may participate at its own expense in the prosecution of any claim or audit with respect to taxes attributable to any taxable period ending on or before the Closing Date, provided, that such Contributor shall have the right to control the conduct of any such audit or proceeding or portion thereof for which the Contributors (or its owners) has acknowledged liability (except as a partner of the Acquirer) for the payment of any additional tax liability, and the Acquirer shall have the right to control any other audits and proceedings. Notwithstanding the foregoing, neither the Acquirer nor any Contributor may settle or otherwise resolve any such claim, suit or proceeding which could have an adverse tax effect on the other party or its owners without the consent of the other party, such consent not to be unreasonably withheld. Each Contributor and the Acquirer shall retain all tax returns, schedules and work papers, and all material records and other documents relating thereto, until the expiration of the statute of limitations (and, to the extent notified by any party, any extensions thereof) of the taxable years to which such tax returns and other documents relate to and until the final determination of any tax in respect of such years.

             (b) With respect to the Property, the Acquirer and each Contributor agrees that the Acquirer shall use the "traditional method" with "curative allocations", as described in Regulations Section 1.704-3(c), to make allocations of taxable income and loss among the partners of the Acquirer with respect to the Property.

             (c) (i) Subject to the exceptions set forth in Section 3.2(c)(ii), the Acquirer covenants, agrees and guarantees that for a period of five (5) years from the Closing Date, the Acquirer will not transfer or dispose of or permit or suffer the transfer or disposition of any of its interest in the Property, directly or indirectly, voluntarily or involuntarily, by operation of law, by foreclosure or otherwise (a "Disposition") unless the Acquirer pays the Contributors the Tax Damages Amount (as defined below), if any, resulting from such Disposition. A Disposition of an interest in the Property shall include any event or occurrence in which income or gain is recognized pursuant to, or as a result of, Section 704(c) of the Code directly or indirectly by the Contributors in excess of the income or gain allocable directly or indirectly to the Contributors for book purposes under Section 704(b) of the Code in accordance with the applicable statutes, regulations, and rules in effect on the date of this Agreement, including, but not limited to any voluntary or involuntary sale (including a foreclosure or transfer in lieu of foreclosure), assignment, transfer, exchange, contribution, merger, consolidation, distribution or other disposition or conveyance of all or any portion of, or of all or any portion of any direct or indirect interest in, the Property. Subject to the exceptions set forth in Section 3.2(c)(ii), it shall also include income or gain allocable directly or indirectly to the Contributors due to reduction by the Acquirer in the Contributors' direct or indirect share of Non-Recourse Indebtedness (as defined in Treasury Regulation Section 1.704-2(b)(3)) under Section 731 of the Code, whether direct or indirect, voluntary or involuntary, by operation of law, by foreclosure or otherwise to an amount less than specified in Section 3.2(d).

                  (ii) The restrictions on a Disposition under Section 3.2(c)(i), including the requirement not to change the Contributors' direct or indirect share of Non-Recourse Indebtedness under Section 731 of the Code, shall not apply to events outside of the control of the Acquirer, the general partner of the Acquirer and their respective affiliates ("Non-Control Events"), such as a Disposition pursuant to a condemnation, eminent domain proceeding or other involuntary conversion. However, without limitation, Non-Control Events shall not include:

                           (A) financial inability to pay or perform any
                  obligation;

                           (B) a bankruptcy, insolvency, receivership or similar
                  proceeding, or any Disposition resulting therefrom or any assignment for the benefit of creditors; or

                           (C) a foreclosure.

                  (iii) The Acquirer shall be entitled to exchange the Property in an exchange qualifying under Code Section 1031 provided that no gain is recognized for federal or state income tax purposes in or as a result of the exchange. Nothing in this Section 3.2(c) shall prevent the Acquirer from (A) pledging or encumbering any of the Property or (B) assigning, transferring or otherwise disposing of the Property, as applicable to a subsidiary 100% of the beneficial ownership interests of which is owned by the Acquirer as long as such transfer does not result in the allocation of taxable income or gain to any Contributor under Code Section 704(c).

         (d) Subject to future changes in applicable law or an adverse determination by applicable tax authorities, so long as the Contributors hold Units constituting at least twenty five percent (25%) of the Units received by such Contributor on account of the Contribution, the Acquirer shall maintain at all times during the term of this Agreement, Non-Recourse Indebtedness, without any prepayment or other reduction, in an amount so that the Contributors' allocable share from the Acquirer of all "excess non-recourse liability" under Treasury Regulation Section 1.752-3(c) shall be no less than the Contributors' aggregate deficit capital account in the Acquirer as of the date of the Contribution.

         (e) (i) If there is a Disposition described in 3.2(c) of this Agreement which requires payment of the Tax Damages Amount (a "Tax Event Disposition"), the Acquirer shall pay to each Contributor an amount (the "Tax Damages Amount") which shall be equal to the sum of X plus Y below.

                           (A) X shall be equal to the Tax Amount (as determined
                  below). The Tax Amount determined as follows:

                                    (1) The "Tax Amount" shall equal, as to each
                           Contributor, the amount determined by multiplying the difference between (a) the "Gain Amount" with respect to the Property allocable to such Contributor reduced by (b) the cumulative losses, if any, previously allocated to such Contributor by the Acquirer with respect to the Units received in the Contribution times (c) the actual combined federal, state and local income tax rate applicable to such income or gain (taking into account the amount and character of the income and gain) for the taxable year of the Contributor in which the Disposition occurs and reducing the resulting product by (d) the amount of any credits, if any, allocated to such Contributor.

                                    (2) The "Gain Amount" shall equal the sum of
                           the "Deferred Gain Amount" plus the "Section 752 Gain Amount."

                                    (3) The "Deferred Gain Amount" shall equal
                           the taxable gain recognized by the Acquirer upon a Tax Event Disposition to be allocated directly or indirectly to the Contributor under Section 704(c) of the Code with respect to the Property reduced by any gain resulting from the Contributor's prior direct or indirect voluntary or involuntary disposition of Units.

                                            (4) The "Section 752 Gain Amount"
                           shall equal the amount of taxable gain, if any, recognized by the Contributor under Section 752 and
                           Section 731 of the Code as a direct result of the reduction in the amount of the Non-Recourse Indebtedness resulting from the Contributor's prior direct or indirect voluntary or involuntary disposition of Units.

                           (B) Y shall be the reasonable expenses for the
                  Contributor associated with determining the Tax Amount, including, without limitation, attorney's and accountant's fees.

                  (ii) The Acquirer shall notify the Contributors in writing of a Tax Event Disposition within thirty (30) days after such Tax Event Disposition (such thirtieth day of such notice period being herein referred to as the "Notice Date"). On or before January 30 of the year following the year in which the Tax Event Disposition occurs, the Contributor shall notify the Acquirer of the Contributor's adjusted tax basis in such Contributor's interest in the Acquirer as of the last day of the calendar year of the Tax Event Disposition together with such other tax information the Acquirer may reasonably request in connection with the computation of the Tax Damages Amount (the "Contributor's Computational Information"). The Tax Damages Amount shall be paid by the Acquirer to each Contributor within ten (10) days after receipt of the Contributor's Computational Information required to compute the Tax Damages amount. Any late payment of such Tax Damages Amount shall bear interest at a rate equal to the lesser of (A) 12% per annum, compounded daily, or (B) the highest rate permitted by applicable law.

                  (iii) Collection of the Tax Damages Amount (and any accrued interest thereon) shall be the Contributors' sole and exclusive remedy with respect to a Tax Event Disposition.


                  (iv) Determination of liability with respect to the Tax Amount shall be fixed upon the expiration of the statute of limitations for all taxable years covered by the five-year lockup. The obligation to pay the Tax Damages Amount will continue until the expiration of the statute of limitations for collection of the Tax Damages Amount.

         3.3 Financial Records.


             (a) Each Contributor acknowledges that Acquirer may be required to comply with certain acquisition audit or disclosure requirements pursuant to applicable regulations of the Securities Exchange Commission ("SEC") in connection with the Public Offering. As such, Acquirer may be required to file with the SEC audited financial statements of the Company, the Entity, the Property and/or pro forma financial statements giving effect to the acquisition of the Company Interests. Accordingly, each Contributor agrees to cooperate and make available to Acquirer such records as may be necessary to permit Acquirer to comply with SEC requirements.

             (b) At the Closing, each A&O Contributor agrees to deliver to Acquirer the most recent audited financial statements of the Company, the Entity and the Property, if any, and any more current unaudited balance sheets and income statements for the Company, the Entity and the Property for the current fiscal year through the Closing Date and for the comparable portion of the prior fiscal year.

             (c) Subsequent to the Closing, each Contributor agrees to cooperate with Acquirer's independent auditors to provide access to financial records and accounting personnel that may be required to permit the preparation and audit of financial statements of the Company, the Entity and/or the Property for the required periods pursuant to applicable SEC regulations. This provision shall survive the Closing.

         3.4 Contributors' Indemnity.

             (a) Each A&O Contributor hereby agrees to jointly and severally indemnify and hold each of the Acquirer, the REIT, and each of their respective employees, directors, members, partners, affiliates and agents (each of which is an "Indemnified Acquirer Party") harmless of and from all liabilities, losses, damages, costs, and expenses (including reasonable attorneys' fees) (collectively, "Losses") which the Indemnified Acquirer Party may suffer or incur by reason of (a) any breach of the representations or warranties contained in Section 2.2 of this Agreement, (b) any act or cause of action occurring or accruing prior to the Closing Date and arising from the ownership of the Company Interests prior to the Closing Date, and (c) the ownership or operation of the Property and relating to the period prior to the Closing Date, including, without limitation, actions or claims relating to damage to property or injury to or death of any person occurring or arising during the period prior to the Closing Date, or any claims for any debts or obligations occurring on or about or in connection with the Property or any portion thereof or with respect to the Property operations at any time prior to the Closing Date.

             (b) Each Unaffiliated Contributor hereby agrees to indemnify and hold each of the Indemnified Acquirer Parties harmless of and from all Losses which any Indemnified Acquirer Party may suffer or incur by reason of any breach of the representations or warranties of such Unaffiliated Contributor (and not as to any other Contributor) contained in Section 2.3 of this Agreement.

         3.5 Acquirer's Indemnity. The Acquirer agrees to indemnify and hold each Contributor, and each Contributor's employees, directors, members, partners, affiliates and agents (each of which is an "Indemnified Contributor Party") harmless of and from all Losses which the Indemnified Contributor Party may suffer or incur by reason of (a) any breach of the Acquirer's representations or warranties contained in Section 2.1 of this Agreement, (b) any act or cause of action occurring or accruing on or after the Closing Date and arising from the ownership of the Company Interests or the operation of the Property on or after the Closing Date, and (c) the ownership or operation of the Property and relating to the period on or after the Closing Date, including, without limitation, actions or claims relating to damage to property or injury to or death of any person occurring or arising during the period on or after the Closing Date, or any claims for any debts or obligations occurring on or about or in connection with the

Property or any portion thereof or with respect to the Property' operations at any time on or after the Closing Date.

                                   ARTICLE IV

                              RELEASES AND WAIVERS

         Each of the releases and waivers enumerated in this Article 4 shall become effective only upon the Closing.

         4.1 General Release of Acquirer.

         As of the Closing, each Contributor irrevocably waives, releases and forever discharges the Acquirer and the Acquirer's affiliates, partners (including the Company), agents, attorneys, successors and assigns of and from, any and all charges, complaints, claims, liabilities, damages, actions, causes of action, losses and costs of any nature whatsoever (collectively, "Contributor Claims"), known or unknown, suspected or unsuspected, arising out of or relating to any of the Organizational Documents, the Company, the Entity, the Property or any other matter which exists at the Closing, except for Contributor Claims arising from the breach of any representation, warranty, covenant or obligation by the Acquirer under this Agreement or any agreement contemplated hereby.

         4.2 General Release of Contributors.

         As of the Closing, the Acquirer irrevocably waives, releases and forever discharges each Contributor and each Contributor's agents, attorneys, successors and assigns of and from, any and all charges, complaints, claims, liabilities, damages, actions, causes of action, losses and costs of any nature whatsoever (collectively, "Acquirer Claims"), known or unknown, suspected or unsuspected, arising out of or relating to any of the Organizational Documents, the Company, the Entity, the Property or any other matter which exists at the Closing, except for Acquirer Claims arising from the breach of any representation, warranty, covenant, or obligation by any Contributor under this Agreement or any agreement contemplated hereby.

                                    ARTICLE V

                       CONDITIONS PRECEDENT TO THE CLOSING

         5.1 Conditions to Acquirer's Obligations. In addition to any other conditions set forth in this Agreement, the Acquirer's obligation to consummate the Closing is subject to the timely satisfaction of each and every one of the conditions and requirements set forth in this Section 5.1, all of which shall be conditions precedent to the Acquirer's obligations under this Agreement.

             (a) Contributors' Obligations. The Contributors shall have performed all obligations of the Contributors hereunder which are to be performed prior to Closing, and shall have delivered or caused to be delivered to the Acquirer, all of the documents and other information required of the Contributors pursuant to Section 6.2.

             (b) Contributors' Representations and Warranties. The Contributors' representations and warranties set forth in Section 2.2 and 2.3 shall be true and correct as if made again on the Closing Date.

             (c) No Injunction. On the Closing Date, there shall be no effective injunction, writ, preliminary restraining order or other order issued by a court of competent jurisdiction restraining or prohibiting the consummation of the transactions contemplated hereby.

             (d) Third Party Consents. To the extent required by the Loan Documents, the Acquirer shall have obtained the consent of the Lender to the Acquirer's acquisition of the Company Interests.

             (e) Completion of Public Offering. The Public Offering shall have been completed.

             (f) Title Policies. Acquirer shall have received updated title policies for the Property as of the Closing Date satisfactory to the Acquirer.

             (g) Second Contribution Agreement. The prior or concurrent closing of the transactions contemplated by the Second Contribution Agreement.

         5.2 Conditions to Contributors' Obligations. In addition to any other conditions set forth in this Agreement, each Contributor's obligation to consummate the Closing is subject to the timely satisfaction of each and every one of the conditions and requirements set forth in this Section 5.2, all of which shall be conditions precedent to the Contributor's obligations under this Agreement.

             (a) Acquirer's Obligations. The Acquirer shall have performed all obligations of the Acquirer hereunder which are to be performed prior to Closing, and shall have delivered or caused to be delivered to the Contributor, all of the documents and other information required of the Acquirer pursuant to
Section 6.3.

             (b) Acquirer's Representations and Warranties. The Acquirer's representations and warranties set forth in Section 2.1 shall be true and correct as if made again on the Closing Date.

             (c) Completion of Public Offering. The Public Offering shall have been completed.

             (d) Second Contribution Agreement. The prior or concurrent closing of the transactions contemplated by the Second Contribution Agreement.

                                   ARTICLE VI

                          CLOSING AND CLOSING DOCUMENTS

         6.1 Closing. The consummation and closing (the "Closing") of the transactions contemplated under this Agreement shall take place at 10:00 a.m. at the offices of Morris,

Manning & Martin, LLP in Atlanta, Georgia, or such other place as is mutually agreeable to the parties, on the day the Acquirer receives the proceeds from the Public Offering from the underwriter(s); provided, however, that this Agreement shall terminate if Closing does not occur prior to March 31, 2005.

         6.2 Contributors' Deliveries. At the Closing, the Contributors shall deliver the following to the Acquirer in addition to all other items required to be delivered to the Acquirer by the Contributors:

             (a) Assignment of Company Interests. The Contributors shall have executed and delivered an Assignment, in substantially the form of Exhibit B attached hereto, granting and conveying to the Acquirer good and indefeasible title to the Company Interests, free and clear of all Liens.

             (b) Execution of Acquirer's Partnership Agreement. Signature pages of the Acquirer's Partnership Agreement duly executed by each Contributor (or its designee that is receiving Units), as limited partner.

             (c) FIRPTA Certificate. An affidavit from each of the Contributors certifying pursuant to Section 1445 of the Internal Revenue Code that the Contributor is not a foreign corporation, foreign partnership, foreign trust, foreign estate or foreign person (as those terms are defined in the Internal Revenue Code and the Income Tax Regulations promulgated thereunder).

             (d) Books and Records. All books and records, title insurance policies, leases, lease files, contracts, stock certificates, original promissory notes, another indicia of ownership with respect to the Company and the Entity which are in each Contributor's possession or which can be obtained through such Contributor's reasonable efforts.

             (e) Other Documents. Any other document or instrument reasonably requested by the Acquirer or required hereby. Without limiting the generality of the foregoing, to the extent that individuals associated with any Contributor serve as managers, officers or directors in the Company or the Entity, the Contributor shall cause such individuals to resign and withdraw from such positions at Closing. Upon request of the Acquirer, the Contributors shall provide a certified copy of all appropriate corporate actions executing the execution, delivery and performance by each Contributor of this agreement.

         6.3 Acquirer's Deliveries. At the Closing, the Acquirer shall deliver the following:

             (a) The Consideration Certificates for Units. The Consideration. If certificates are issued, certificates representing Units duly issued by the Acquirer in the name the Contributor (or its designee) receiving Units as of the Closing Date representing the Units to which the Contributor is entitled pursuant to Section 1.2 of this Agreement.

             (b) Executed Acquirer's Partnership Agreement. The fully executed Acquirer's Partnership Agreement, with the original duly executed signature of University Towers OP GP, LLC, a Delaware limited liability company, which is the wholly-owned subsidiary of the REIT, as general partner, and original or photostatic copies of the signatures of all limited partners.

             (c) Other Documents. Any other document or instrument reasonably requested by the Contributors or required hereby.

         6.4 Fees and Expenses; Closing Costs. The Acquirer shall pay any documentary transfer taxes, escrow charges, title charges and recording taxes for fees incurred in connection with the transactions contemplated by this Agreement; provided however, that the Contributors shall pay their own legal fees and expenses.

                                   ARTICLE VII

                                  MISCELLANEOUS

         7.1 Notices. Any notice provided for by this Agreement and any other notice, demand, or communication required hereunder shall be in writing by either (i) personal delivery (including recognized overnight delivery service),
(ii) confirmed facsimile transmission or (iii) certified or registered mail, postage prepaid, with return receipt requested. All notices shall be addressed as follows:

             Acquirer:

             University Towers Operating Partnership, LP
             530 Oak Court Drive
             Suite 300
             Memphis, TN 38117
             Attention: Paul O. Bower
             Fax No.: (901)259-2594

             with a copy to:

             Morris, Manning & Martin, LLP
             3343 Peachtree Road, N.E.
             Suite 1600
             Atlanta, Georgia 30326
             Attention: Rosemarie A. Thurston
             Fax No.: (571) 382-1760

             Contributors:

             At the address for each Contributor set forth on Schedule I hereto.

Any address or name specified above may be changed by a notice given by the addressee to the other party. Any notice, demand or other communication shall be deemed given and effective as of the date of delivery. The inability to deliver because of changed address of which no notice was given, or rejection or other refusal to accept any notice, demand or other communication, shall be deemed to be receipt of the notice, demand or other communication as of the date of such attempt to deliver or rejection or refusal to accept.

         7.2 Entire Agreement; Modifications and Waivers; Cumulative Remedies. This Agreement supersedes any existing letter of intent between the parties, constitutes the entire agreement among the parties hereto and may not be modified or amended except by instrument in writing signed by the parties hereto, and no provisions or conditions may be waived other than by a writing signed by the party waiving such provisions or conditions.

         No delay or omission in the exercise of any right or remedy accruing to Acquirer or the Contributors upon any breach under this Agreement shall impair such right or remedy or be construed as a waiver of any such breach theretofore or thereafter occurring. The waiver by the Contributors or the Acquirer of any breach of any term, covenant, or condition herein stated shall not be deemed to be a waiver of any other breach, or of a subsequent breach of the same or any other term, covenant, or condition herein contained. All rights, powers, options, or remedies afforded to Contributors or the Acquirer either hereunder or by law shall be cumulative and not alternative, and the exercise of one right, power, option, or remedy shall not bar other rights, powers, options, or remedies allowed herein or by law, unless expressly provided to the contrary herein.

         7.3 Exhibits. All exhibits referred to in this Agreement and attached hereto are hereby incorporated in this Agreement by reference.

         7.4 Successors and Assigns. This Agreement may not be assigned by any party without the prior approval of the other parties hereto, except that the Acquirer may assign its rights and obligations to an affiliate. This Agreement shall be binding upon, and inure to the benefit of, the Contributors, the Acquirer, and their respective legal representatives, successors, and permitted assigns.

         7.5 Article Headings. Article headings and article and section numbers are inserted herein only as a matter of convenience and in no way define, limit, or prescribe the scope or intent of this Agreement or any part hereof and shall not be considered in interpreting or construing this Agreement.

         7.6 Governing Law. This Agreement shall be construed and interpreted in accordance with the laws of the State of Delaware, without regard to conflicts of laws principles.

         7.7 Counterparts. This Agreement may be executed in any number of counterparts and by any party hereto on a separate counterpart, each of which when so executed and delivered shall be deemed an original and all of which taken together shall constitute but one and the same instrument.

         7.8 Survival. All representations and warranties contained in this Agreement, and all covenants and agreements contained in the Agreement which contemplate performance after the Closing Date and the obligations of the parties not fully performed at the Closing (including, without limitation, those covenants and agreements contained in Sections 1.4, 3.2, 3.3, 3.4, 3.5, 4.1, 4.2, 6.4, and 7.14 hereof) shall survive the Closing.

         7.9 Further Acts. In addition to the acts, instruments and agreements recited herein and contemplated to be performed, executed and delivered by the Acquirer and Contributors, the Acquirer and Contributors shall perform, execute, and deliver or cause to be performed, executed, and delivered at the Closing or after the Closing, any and all further acts, instruments, and agreements and provide such further assurances as the other parties may reasonably require to consummate the transaction contemplated hereunder.

         7.10 Severability. In case any one or more of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision hereof, and this Agreement shall be construed as if such invalid, illegal, or unenforceable provision had never been contained herein.

         7.11 Equitable Remedies. Each Contributor agrees that irreparable damage would occur to the Acquirer in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the Acquirer shall be entitled to an injunction or injunctions to prevent breaches of this Agreement by such Contributor and to enforce specifically the terms and provisions hereof in any federal or state court located in Tennessee (as to which the parties agree to submit to jurisdiction for the purposes of such action), this being in addition to any other remedy to which the Acquirer is entitled under this Agreement or otherwise at law or in equity.

         7.12 Time of the Essence. TIME IS OF THE ESSENCE with respect to all obligations of the parties under this Agreement.

         7.13 Attorneys' Fees. Should a party employ an attorney or attorneys to enforce any of the provisions hereof or to protect its interest in any manner arising under this Agreement, or to recover damages for breach of this Agreement, any non-prevailing party in any action pursued in a court of competent jurisdiction (the finality of which is not legally contested) shall pay to the prevailing party all reasonable costs, damages, and expenses, including reasonable attorneys' fees, expended or incurred in connection therewith.

         7.14 Confidentiality. Each Contributor acknowledges that the matters relating to the REIT, the Public Offering, this Agreement, and the other documents, terms, conditions and information related thereto (collectively, the "Information") are confidential in nature. Therefore, each Contributor covenants and agrees to keep the Information confidential and will not (except as required by applicable law, regulation or legal process including applicable securities laws), without the Acquirer's prior written consent, disclose any Information in any manner whatsoever; provided, however, that the Information may be revealed only to the Contributors' key employees, legal counsel and financial advisors and to the Property Lender, each of whom shall be informed of the confidential nature of the Information and shall agree to act in accordance with the terms of this Section 7.14. In the event that the Contributor or its key employees, legal counsel or financial advisors or the Property Lender (collectively, the "Information Group") are requested pursuant to, or required by, applicable law (other than in connection with the Public Offering), regulation or legal process to disclose any of the Information, the applicable member of the Information Group will notify the Acquirer promptly so that it may seek a protective order or other appropriate remedy or, in its sole discretion, waive compliance with the terms of this Section 7.14. In the event that no such protective order or other remedy is obtained, or that the Acquirer waives compliance with the terms of this Section 7.14, the applicable member of the Information Group may furnish only that portion of the Information which it is advised by counsel is legally required and will exercise all reasonable efforts to obtain reliable assurance that confidential treatment will be accorded the Information. Each Contributor acknowledges that remedies at law may be inadequate to protect the Acquirer or the REIT against any actual or threatened breach of this Section 7.14, and, without prejudice to any other rights and remedies otherwise available, the Contributor agrees to the granting of injunctive relief in favor of the REIT and/or the Acquirer without proof of actual damages.


                     [SIGNATURES APPEAR ON FOLLOWING PAGE]

             IN WITNESS WHEREOF, this Agreement has been entered into effective as of the 24 day of September, 2004.

                               CONTRIBUTORS:

                               ALLEN & O'HARA, INC.

                               By: /s/ Paul O. Bower
                                  ---------------------------------------------
                               Name:  Paul O. Bower
                               Title:  President


                               HAYS ENTERPRISES III, LTD.

                               By: /s/ Harry S. Hays
                                  ---------------------------------------------
                               Name:  Harry S. Hays
                               Title:  General Partner

                               /s/ Paul O. Bower
                               ------------------------------------------------
                               PAUL O. BOWER

                               /s/ Clyde C. Porter
                               ------------------------------------------------
                               CLYDE C. PORTER

                               /s/ Robert D. Bird
                               ------------------------------------------------
                               ROBERT D. BIRD

                               /s/ Thomas J. Hickey
                               ------------------------------------------------
                               THOMAS J. HICKEY

                                /s/ Barbara S. Hays
                                -----------------------------------------------
                                BARBARA S. HAYS

                                ACQUIRER:
                                UNIVERSITY TOWERS OPERATING
                                PARTNERSHIP, LP

                                By: University Towers OP GP, LLC, its General
                                    Partner

                                By: /s/ Paul O. Bower
                                   --------------------------------------------
                                   Name:  Paul O. Bower
                                   Title: President and Chief Executive Officer

                                   SCHEDULE I

                           ALLOCATION OF CONSIDERATION

                                    EXHIBIT A

                               DISCLOSURE SCHEDULE

                                    EXHIBIT B

                                   ASSIGNMENT

                                    EXHIBIT C

                          UPREIT PARTNERSHIP AGREEMENT



                                       C-1